EXHIBIT 5.1

January 19, 2007

Mutual Federal Bancorp, Inc.
2212 West Cermak Road
Chicago, Illinois 60608

Ladies and Gentlemen:

Reference is hereby made to the Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission by Mutual Federal Bancorp, Inc., a Federal corporation (the “Company”), relating to the registration of 178,206 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), reserved for issuance under the Mutual Federal Bancorp, Inc. 2006 Stock Option Plan (the “Stock Option Plan”), and 71,282 shares of Common Stock reserved for issuance under the Mutual Federal Bancorp, Inc. 2006 Management Recognition and Retention Plan (the “MRP Plan”, and collectively with the Stock Option Plan, the “Plans”). We have acted as counsel for the Company in connection with the Registration Statement.

In connection with our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Charter of the Company as in effect as of the date hereof; (iii) the Bylaws of the Company; and (iv) such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

Based upon the foregoing and the number of shares of Common Stock issued and outstanding as of the date hereof, it is our opinion that the 178,206 shares of Common Stock of the Company, when issued in accordance with the terms of the Stock Option Plan, and the 71,282 shares of Common Stock of the Company, when issued in accordance with the terms of the MRP Plan, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal securities laws and the regulations of the Office of Thrift Supervision currently in effect.

We hereby consent to the use of this opinion in connection with said Registration Statement and to the references to our firm therein.

Very truly yours,

/s/ Vedder, Price, Kaufman & Kammholz, P.C.